[Letterhead of Valence Technology, Inc.]

THIS AGREEMENT, entered into as of JUNE 16, 2000 ("Effective Date") by and between Valence Technology, Inc., with offices 301 Conestoga Way, Henderson, NV ("Valence") and GEORGE W. ADAMSON ("Indemnitee").

WHEREAS, Indemnitee performs a valuable service to Valence in his capacity as an officer or director of Valence;

WHEREAS, the Companies Act of 1989 (the "Act") permits contracts between Valence and its agents, officers, employees and other agents with respect to indemnification of such persons; and

WHEREAS, in order to induce Indemnitee to continue to serve as an Indemnitee of Valence, Valence has determined and agreed to enter into this Agreement with Indemnitee.

NOW THEREFORE, in consideration of Indemnitee's continued service as an officer or director of Valence after the date hereof, the parties hereto agree as follows:

1.   SERVICES TO VALENCE

Indemnitee will serve, at the will of Valence or under separate contract, if any such contract exists, as an Indemnitee of Valence faithfully and to the best of his ability so long as he is duly appointed or elected and qualified in accordance with the provisions of the By-laws or other applicable charter documents of Valence; provided, however, that Indemnitee may at any time and for any reason resign from such position (subject to any contractual obligation that Indemnitee may have assumed apart from this Agreement) and that Valence shall have no obligation under this Agreement to continue Indemnitee in any such position.

2.   INDEMNITY OF INDEMNITEE

Valence hereby agrees to hold harmless and indemnify Indemnitee to the fullest extent authorized or permitted by the provisions of applicable law.

3.   ADDITIONAL INDEMNITY

In addition to and not in limitation of the indemnification otherwise provided for herein, and subject only to the exclusions set forth in Section 4 hereof, Valence hereby further agrees to hold harmless and indemnify Indemnitee against any and all expenses (including attorneys' fees), witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that Indemnitee becomes legally obligated to pay because of any claim or claims made against or by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative (including an action by or in the right of Valence) to which Indemnitee is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Indemnitee is, was or at any time becomes a director, officer, employee or other agent of Corporation, or is or was serving or at any time serves at the request of Valence as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

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4.   LIMITATIONS ON ADDITIONAL INDEMNITY

No indemnity pursuant to Section 3 hereof shall be paid by Valence:

     i. on account of any claim against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of Valence pursuant to the provisions of Section 16(b) of the United States Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;

     ii. on account of Indemnitee's conduct that was fraudulent or dishonest or that constituted willful misconduct;

     iii. on account of Indemnitee's conduct that constituted a breach of Indemnitee's duty of loyalty to Valence or resulted in any personal profit or advantage to which Indemnitee was not legally entitled;

     iv. for which payment is actually made to Indemnitee under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, bylaw or agreement, except in respect of any excess beyond payment under such insurance, clause, bylaw or agreement;

     v. if indemnification is not lawful (and, in this respect, both Valence and Indemnitee have been advised that the United States Securities and Exchange Commission believes that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication); or

     vi. in connection with any proceeding (or part thereof) initiated by Indemnitee, or any proceeding by Indemnitee against Valence or its directors, officers, employees or other agents, unless such indemnification is expressly required to be made by law, the proceeding was authorized by the Board of Directors of Valence, or such indemnification is provided by Valence, in its sole discretion, pursuant to the powers vested in Valence under the Act.

5.   CONTINUATION OF INDEMNITY

All agreements and obligations of Valence contained herein shall continue during the period Indemnitee is a director, officer, employee or other agent of Valence (or is or was serving at the request of Valence as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative, by reason of the fact that Indemnitee was serving in the capacity referred to herein.

6.   NOTIFICATION AND DEFENSE OF CLAIM

a. Not later than thirty (30) days after receipt by Indemnitee of notice of the commencement of any action, suit or proceeding, Indemnitee will, if a claim in respect thereof is to be made against Valence under this Agreement, notify Valence of the commencement thereof; but the omission so to notify Valence will not relieve it from any liability which it may have to Indemnitee otherwise than under this Agreement.

b. With respect to any such action, suit or proceeding as to which Indemnitee notifies Valence of the commencement thereof:

         i. Valence will be entitled to participate therein at its own expense;

         ii. except as otherwise provided below, Valence may, at its option and jointly with any other indemnifying party similarly notified and electing to assume such defense, assume the defense thereof, with counsel reasonably satisfactory to Indemnitee. After notice from Valence to Indemnitee of its election to assume the defense thereof, Valence will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof except for reasonable costs of investigation or otherwise as provided below. Indemnitee shall have the right to employ separate counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from Valence of its assumption of the defense thereof shall be at the expense of Indemnitee unless the employment of counsel by Indemnitee has been authorized by Valence, Indemnitee shall have reasonably concluded that there may be a conflict of interest between Valence and

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Indemnitee in the conduct of the defense of such action or Valence shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of Indemnitee's separate counsel shall be at the expense of Valence. Valence shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of Valence or as to which Indemnitee shall have made the conclusion provided for in the above; and

         iii. Valence shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent, which shall not be unreasonably withheld. Valence shall be permitted to settle any action except that it shall not settle any action or claim in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's written consent, which may be given or withheld in Indemnitee's sole discretion.

7.   NON-EXCLUSIVITY OF RIGHTS

The rights conferred on Indemnitee by this Agreement shall not be exclusive of any other right which Indemnitee may have or hereafter acquire under any statute, provision of Valence's Articles of Association or By-laws, agreement, vote of shareholders or directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding office.

8.   SURVIVAL OF RIGHTS

The rights conferred on Indemnitee by this Agreement shall continue after Indemnitee has ceased to be a director, officer, employee or other agent of Valence or to serve at the request of Valence as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and shall inure to the benefit of Indemnitee's heirs, executors and administrators.

9.   SEPARABILITY

Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof. Furthermore, if this Agreement shall be invalidated in its entirety on any ground, then Valence shall nevertheless indemnify Indemnitee to the fullest extent provided by applicable law.

10.  GOVERNING LAW

This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware.

11.  AMENDMENT AND TERMINATION

No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

12.  COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart need be produced to evidence the existence of this Agreement.

13.  HEADINGS

The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.


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14.  NOTICES

All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given upon delivery if delivered by hand to the party to whom such communication was directed or upon the third business day after the date on which such communication was mailed if mailed by certified or registered mail with postage prepaid.


ACCEPTED AND AGREED:

VALENCE TECHNOLOGY, INC.                 INDEMNITEE

By:   /S/ LEV M. DAWSON                  By:     /S/ GEORGE W. ADAMSON
   -----------------------------------        ---------------------------------
signature of authorized representative   signature of authorized representative

Lev M. Dawson                            George W. Adamson
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Chairman and Chief Executive Officer
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title